                                                                     EXHIBIT 4.1

--------------------------------------------------------------------------------

                       OWENS-BROCKWAY GLASS CONTAINER INC.

                                     ISSUER

                                       AND

               THE GUARANTORS SET FORTH IN ANNEX A ATTACHED HERETO

                        --------------------------------

                                    INDENTURE

                          DATED AS OF JANUARY 24, 2002

                        ---------------------------------

                         U.S. BANK NATIONAL ASSOCIATION

                                     TRUSTEE

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                       PAGE
ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE.....................................................1

     Section 1.01.  Certain Definitions...................................................................1
     Section 1.02.  Other Definitions....................................................................10
     Section 1.03.  Incorporation by Reference of Trust Indenture Act....................................11
     Section 1.04.  Rules of Construction................................................................11

ARTICLE 2. THE SECURITIES................................................................................11

     Section 2.01.  Unlimited in Amount, Issuable in Series, Form and Dating.............................11
     Section 2.02.  Execution and Authentication.........................................................14
     Section 2.03.  Registrar and Paying Agent...........................................................15
     Section 2.04.  Paying Agent to Hold Money in Trust..................................................15
     Section 2.05.  Holder Lists.........................................................................16
     Section 2.06.  Transfer and Exchange................................................................16
     Section 2.07.  Replacement Securities...............................................................28
     Section 2.08.  Outstanding Securities...............................................................28
     Section 2.09.  Temporary Securities.................................................................29
     Section 2.10.  Cancellation.........................................................................29
     Section 2.11.  Defaulted Interest...................................................................29
     Section 2.12.  Special Record Dates.................................................................30
     Section 2.13.  CUSIP and ISIN Numbers...............................................................30

ARTICLE 3. REDEMPTION....................................................................................31

     Section 3.01.  Notices to Trustee...................................................................31
     Section 3.02.  Selection of Securities to Be Redeemed...............................................31
     Section 3.03.  Notice of Redemption.................................................................32
     Section 3.04.  Effect of Notice of Redemption.......................................................32
     Section 3.05.  Deposit of Redemption Price..........................................................33
     Section 3.06.  Securities Redeemed in Part..........................................................33

ARTICLE 4. COVENANTS.....................................................................................33

     Section 4.01.  Payment of Securities................................................................33
     Section 4.02.  Maintenance of Office or Agency......................................................33
     Section 4.03.  Commission Reports...................................................................34
     Section 4.04.  Compliance Certificate...............................................................35
     Section 4.05.  Taxes................................................................................35
     Section 4.06.  Stay, Extension and Usury Laws.......................................................35
     Section 4.07.  Corporate Existence..................................................................35
     Section 4.08.  Calculation of Original Issue Discount...............................................36

ARTICLE 5. SUCCESSORS....................................................................................36

     Section 5.01.  When Company May Merge, etc..........................................................36
     Section 5.02.  Successor Corporation Substituted....................................................36

                                        i
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                                                                                                       PAGE

ARTICLE 6. DEFAULTS AND REMEDIES.........................................................................37

     Section 6.01.  Events of Default....................................................................37
     Section 6.02.  Acceleration.........................................................................39
     Section 6.03.  Other Remedies.......................................................................39
     Section 6.04.  Waiver of Past Defaults..............................................................40
     Section 6.05.  Control by Majority..................................................................40
     Section 6.06.  Limitation on Suits..................................................................40
     Section 6.07.  Rights of Holders to Receive Payment.................................................41
     Section 6.08.  Collection Suit by Trustee...........................................................41
     Section 6.09.  Trustee May File Proofs of Claim.....................................................41
     Section 6.10.  Priorities...........................................................................42
     Section 6.11.  Undertaking for Costs................................................................42

ARTICLE 7. TRUSTEE.......................................................................................43

     Section 7.01.  Duties of Trustee....................................................................43
     Section 7.02.  Rights of Trustee....................................................................44
     Section 7.03.  Individual Rights of Trustee.........................................................45
     Section 7.04.  Trustee's Disclaimer.................................................................45
     Section 7.05.  Notice of Defaults...................................................................45
     Section 7.06.  Reports by Trustee to Holders........................................................45
     Section 7.07.  Compensation and Indemnity...........................................................46
     Section 7.08.  Replacement of Trustee...............................................................46
     Section 7.09.  Successor Trustee by Merger, Etc.....................................................48
     Section 7.10.  Eligibility; Disqualification........................................................48
     Section 7.11.  Preferential Collection of Claims Against Company....................................48

ARTICLE 8. SATISFACTION AND DISCHARGE; DEFEASANCE........................................................48

     Section 8.01.  Satisfaction and Discharge of Indenture..............................................48
     Section 8.02.  Application of Trust Funds; Indemnification..........................................49
     Section 8.03.  Legal Defeasance of Securities of Any Series.........................................50
     Section 8.04.  Covenant Defeasance..................................................................52
     Section 8.05.  Repayment to Company.................................................................53

ARTICLE 9. SUPPLEMENTS, AMENDMENTS AND WAIVERS...........................................................53

     Section 9.01.  Without Consent of Holders...........................................................53
     Section 9.02.  With Consent of Holders..............................................................54
     Section 9.03.  Revocation and Effect of Consents....................................................56
     Section 9.04.  Notation on or Exchange of Securities................................................56
     Section 9.05.  Trustee to Sign Amendments, Etc......................................................56

ARTICLE 10. GUARANTEE....................................................................................56

     Section 10.01. Guarantee............................................................................56
     Section 10.02. Limitation on Liability..............................................................58
     Section 10.03. Execution and Delivery of Guarantee..................................................58
     Section 10.04. Successors and Assigns...............................................................59

                                       ii
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     Section 10.05. No Waiver............................................................................59
     Section 10.06. Right of Contribution................................................................59
     Section 10.07. No Subrogation.......................................................................59
     Section 10.08. Additional Guarantors; Reinstatement of Guarantees...................................60
     Section 10.09. Modification.........................................................................60
     Section 10.10. Release of Guarantor.................................................................60
     Section 10.11. Merger, Consolidation and Sale of Assets of a Guarantor..............................61

ARTICLE 11. COLLATERAL AND SECURITY......................................................................61

     Section 11.01. Collateral Documents.................................................................61
     Section 11.02. Opinions.............................................................................62
     Section 11.03. Release and Substitution of Collateral; Amendment of Collateral Documents............62
     Section 11.04. Certificates of the Company..........................................................63
     Section 11.05. Authorization of Actions to be Taken by the Trustee Under the Collateral Documents...63
     Section 11.06. Authorization of Receipt of Funds by the Trustee Under the Collateral Documents......64

ARTICLE 12. MISCELLANEOUS................................................................................64

     Section 12.01. Indenture Subject to Trust Indenture Act.............................................64
     Section 12.02. Notices..............................................................................64
     Section 12.03. Communication by Holders with Other Holders..........................................65
     Section 12.04. Certificate and Opinion as to Conditions Precedent...................................65
     Section 12.05. Statements Required in Certificate or Opinion........................................66
     Section 12.06. Rules by Trustee and Agents..........................................................66
     Section 12.07. Legal Holidays.......................................................................66
     Section 12.08. No Recourse Against Others...........................................................66
     Section 12.09. Counterparts.........................................................................67
     Section 12.10. Governing Law........................................................................67
     Section 12.11. Severability.........................................................................67
     Section 12.12. Effect of Headings, Table of Contents, Etc...........................................67
     Section 12.13. Successors and Assigns...............................................................67
     Section 12.14. No Interpretation of Other Agreements................................................67

                             CROSS-REFERENCE TABLE*

TRUST INDENTURE
  ACT SECTION                                                                INDENTURE SECTION
310(a)(1).......................................................................7.09; 7.10
   (a)(2).............................................................................7.10
   (a)(3).............................................................................N.A.
   (a)(4).............................................................................N.A.
   (a)(5).............................................................................7.10
   (b)....................................................................7.03, 7.08; 7.10
   (c)................................................................................N.A.
311(a)................................................................................7.11
   (b)................................................................................7.11
   (c)................................................................................N.A.
312(a)................................................................................2.05
   (b)...............................................................................12.03
   (c)...............................................................................12.03
313(a)................................................................................7.06
   (b)................................................................................7.06
   (c).........................................................................7.06; 12.02
   (d)................................................................................7.06
314(a)................................................................................4.03
   (b)(1)............................................................................11.02
   (c)(1)............................................................................12.04
   (c)(2)............................................................................12.04
   (c)(3).............................................................................N.A.
   (d)........................................................................11.03, 11.04
   (d)(1) ...........................................................................11.03
   (e)...............................................................................12.05
   (f)................................................................................N.A.
315(a)...................................................................7.01(b)(ii); 7.02
   (b)...................................................................7.02; 7.05; 12.02
   (c).......................................................................7.01(a); 7.02
   (d).......................................................................7.01(d); 7.02
   (e)................................................................................6.11
316(a)(last sentence).................................................................2.08
   (a)(1)(A)..........................................................................6.05
   (a)(1)(B)..........................................................................6.04
   (a)(2).............................................................................N.A.
   (b)................................................................................6.07
   (c)..........................................................................2.12; 9.03
317(a)(1).............................................................................6.08
   (a)(2).............................................................................6.09
   (b)................................................................................2.04
318(a)...............................................................................12.01
   (b)................................................................................N.A.
   (c)...............................................................................12.01

----------
N.A. means not applicable.

* THIS CROSS-REFERENCE TABLE IS NOT PART OF THIS INDENTURE.

               INDENTURE dated as of January 24, 2002 among Owens-Brockway Glass Container Inc., a Delaware corporation (the "COMPANY"), the Guarantors (as defined herein) and U.S. Bank National Association, a national banking association, as Trustee (the "TRUSTEE").

               The Company and the Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Company's debentures, notes or other evidences of indebtedness to be issued in one or more series (the "SECURITIES"), as herein provided, up to such principal amount as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors or by supplemental indenture.

               Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of each series of the
Securities:

                                   ARTICLE 1.

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01.  CERTAIN DEFINITIONS.

               "144A GLOBAL SECURITY" means a Global Security bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities of a series sold in reliance on Rule 144A.

               "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

               "AGENT" means any Registrar, Paying Agent, authenticating agent or co-Registrar.

               "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

               "BOARD RESOLUTION" means (1) with respect to a corporation, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors or pursuant to authorization by the Board of Directors and (2) with respect to any other Person, a copy of a resolution or similar authorization certified by the secretary or assistant secretary or a Person serving such a similar function to have been duly adopted by the board, committee or Person serving a similar function as a board of directors and in each case to be in full force and effect on the date of such certification (and delivered to the Trustee, if appropriate).

               "BOARD OF DIRECTORS" means: (1) with respect to a corporation, the board of directors of the corporation; (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (3) with respect to any other Person, the board or committee of such Person serving a similar function.

               "BROKER-DEALER" means any broker or dealer registered with the Commission under the Exchange Act.

               "BUSINESS DAYS" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City, New York or Toledo, Ohio are authorized or obligated by law or executive order to close.

               "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

               "CAPITAL STOCK" means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

               "CLEARSTREAM" means Clearstream Banking, S.A.

               "COLLATERAL" means all of the property from time to time in which Liens are purported to be granted to secure the Securities of a series or Guarantees of such Securities pursuant to the Collateral Documents.

               "COLLATERAL AGENT" shall have the meaning given to it in the Credit Agreement.

               "COLLATERAL DOCUMENTS" means, collectively, the Intercreditor Agreement, the Pledge Agreement and the Security Agreement, each as in effect on January 24, 2002 and as amended, amended and restated, modified, renewed, replaced or restructured from time to time and the Mortgages each as in effect on January 24, 2002 and any additional Mortgages created from time to time, and as amended, amended and restated, modified, renewed or replaced from time to time.

               "COMMISSION" means the Securities and Exchange Commission.

               "COMPANY" means the party named as such above until a successor replaces it pursuant to this Indenture and thereafter means the successor.

               "COMPANY ORDER" means a written order signed in the name of the Company by two Officers, one of whom must be the Company's principal executive officer, principal financial officer or principal accounting officer.

               "CORPORATE TRUST OFFICE" shall mean the corporate trust office of the Trustee, which shall initially be U.S. Bank National Association, 180 East Fifth Street, St. Paul, MN 55101, Attn: Corporate Trust Administration and such office of the Trustee located in the Borough of Manhattan, the City of New York or such other address as to which the Trustee may give notice to the Company.

               "CREDIT AGREEMENT" means that certain Secured Credit Agreement, dated as of April 23, 2001, by and among the Borrowers named therein, OI Group and Owens-Illinois General, Inc., as Borrower's Agent, Deutsche Banc Alex. Brown and Banc of America Securities, LLC, as Joint Lead Arrangers and Joint Book Managers, Deutsche Bank AG, London Branch, as UK Administrative Agent, Bankers Trust Company, as Administrative Agent, and the other Agents and the other Lenders named therein, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, amended and restated, modified, renewed, refunded, replaced, substituted or refinanced or otherwise restructured (including but not limited to, the inclusion of additional borrowers thereunder) from time to time.

               "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

               "DEFINITIVE SECURITY" means a certificated Security of a series registered in the name of the Holder thereof and issued in accordance with
Section 2.06 hereof, except that such Security shall not bear the Global Security Legend and shall not have a "Schedule of Exchanges of Interests in the Global Security" attached thereto.

               "DEPOSITARY" means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depositary for such series by the Company, which Depositary shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such person, "DEPOSITARY" as used with respect to the Securities of any series shall mean the Depositary with respect to the Securities of such series.

               "DOMESTIC SUBSIDIARY" means any Restricted Subsidiary of OI Group other than a Foreign Subsidiary.

               "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

               "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

               "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

               "EXCHANGE OFFER REGISTRATION STATEMENT" means, with respect to any series of Initial Securities, the exchange offer registration statement as defined in the Registrations Rights Agreement.

               "EXCHANGE SECURITIES" means the Securities issued in exchange for the Initial Securities of a series in an Exchange Offer pursuant to Section 2.06(f).

               "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under pressure or compulsion to complete the transaction.

               "FOREIGN SUBSIDIARY" means any Restricted Subsidiary of OI Group which is organized under the laws of a jurisdiction other than the United States of America or any State thereof.

               "GAAP" means with respect to Securities of a series generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of January 24, 2002.

               "GLOBAL SECURITY" means a Security issued to evidence all or a part of any series of Securities that is executed by the Company and authenticated and delivered by the Trustee to a Depositary or pursuant to such Depositary's instructions, all in accordance with this Indenture and pursuant to
Section 2.01, which shall be registered as to principal and interest in the name of such Depositary or its nominee.

               "GLOBAL SECURITY LEGEND" means the legend set forth in Section 2.06(g)(ii) which is required to be placed on all Global Securities issued under this Indenture.

               "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

               "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

               "GUARANTORS" means: (1) OI Group; (2) each direct or indirect Domestic Subsidiary of OI Group (other than the Company) that guarantees the Credit Agreement as of the date of this Indenture; and (3) each future direct or indirect Domestic Subsidiary of OI Group that guarantees the Credit Agreement and executes a Guarantee of any series of Securities in accordance with the provisions of this Indenture; and their respective successors and assigns.

               "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under: (1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates; (2) currency exchange swap agreements, currency exchange cap agreements, currency exchange collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in currency values; and (3) commodity swap agreements; commodity cap agreements, commodity collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in commodity prices.

               "HOLDER" means a Person in whose name a Security is registered on the Registrar's books.

               "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of: (1) borrowed money; (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (3) banker's acceptances; (4) representing Capital Lease Obligations; (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued liability or trade payable; or (6) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "INDEBTEDNESS" includes the lesser of the Fair Market Value on the date of incurrence of any asset of the specified Person subject to a Lien securing the Indebtedness of others and the amount of such Indebtedness secured and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be: (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and (2) the principal amount thereof, in the case of any other Indebtedness.

               "INDENTURE" means this Indenture, as amended or supplemented from time to time.

               "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Security through a Participant.

               "INITIAL SECURITIES" means Securities of a series issued pursuant to Section 2.02 hereof, in each case for so long as such securities constitute "restricted securities" as such term is defined in Rule 144(a)(3) under the Securities Act; PROVIDED that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes such a restricted security.

               "INTERCOMPANY INDEBTEDNESS" means any Indebtedness of OI Group or any Subsidiary of OI Group which, in the case of OI Group, is owing to OI Inc. or any Subsidiary of OI Group and, in the case of any Subsidiary of OI Group, is owing to OI Group or any other Subsidiary of OI Group.

               "INTERCREDITOR ACKNOWLEDGMENT" means the acknowledgment in the form attached to the Intercreditor Agreement as executed by the Trustee and acknowledged by Owens-Illinois General Inc. as Borrowers' Agent and delivered to the Collateral Agent.

               "INTERCREDITOR AGREEMENT" means the intercreditor agreement, dated as of April 23, 2001, by and among Bankers Trust Company, as administrative agent for the lenders party to the Credit Agreement, Bankers Trust Company, as Collateral Agent and any other parties thereto, as amended, amended and restated or otherwise modified from time to time.

               "INTEREST" when used with respect to an Original Issue Discount Security that by its terms bears interest only after maturity, means interest payable after maturity.

               "ISSUE DATE" means the date on which the Securities of a particular series were originally issued under the Indenture.

               "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of a series of Securities for use by such Holders in connection with an Exchange Offer for such Securities.

               "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

               "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

               "MATURITY" when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

               "MORTGAGES" means mortgages as defined under the Credit Agreement securing real property in the United States of America.

               "NON-RECOURSE DEBT" means Indebtedness: (1) as to which neither OI Group nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; (2) no default with respect to which (including any rights that the Holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any Holder of any other Indebtedness of OI Group or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of OI Group or any of its Restricted Subsidiaries.

               "NON-U.S. PERSON" means a Person who is not a U.S. Person.

               "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

               "OFFICER" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Executive or Senior Vice President, any Vice-President, the Treasurer, the Controller, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

               "OFFICERS' CERTIFICATE" means a certificate signed by two Officers, one of whom must be the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or the principal accounting officer of the Company.

               "OI GROUP" means Owens-Illinois Group, Inc., a Delaware corporation.

               "OI INC." means Owens-Illinois, Inc., a Delaware corporation.

               "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

               "ORIGINAL ISSUE DISCOUNT SECURITY" means any Security which provides that an amount less than its principal amount is due and payable upon acceleration after an Event of Default.

               "PARTICIPANT" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively.

               "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

               "PLEDGE AGREEMENT" means the Pledge Agreement, dated as of April 23, 2001, between OI Group, OI Packaging, and Bankers Trust Company, as Collateral Agent, as amended, amended and restated or otherwise modified from time to time.

               "PRINCIPAL" of a Security means the principal amount due on the Maturity of the Security plus the premium, if any, on the Security.

               "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.06(g)(i) to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

               "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

               "REGISTRATION RIGHTS AGREEMENT" means, with respect to a series of Initial Securities, the registration rights agreement entered into by the Company with respect to such series of Securities.

               "REGULATION S" means Regulation S promulgated under the Securities Act.

               "REGULATION S GLOBAL SECURITY" means a Regulation S Temporary Global Security or Regulation S Permanent Global Security, as appropriate.

               "REGULATION S PERMANENT GLOBAL SECURITY" means a permanent Global Security bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the applicable Regulation S Temporary Global Security upon expiration of the Restricted Period.

               "REGULATION S TEMPORARY GLOBAL SECURITY" means a temporary Global Security bearing the Global Security Legend, the Private Placement Legend and the Regulation S Temporary Global Security Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities of a series initially sold in reliance on Rule 903 of Regulation S.

               "REGULATION S TEMPORARY GLOBAL SECURITY LEGEND" means the legend set forth in Section 2.06(g)(iii) to be placed on all Regulation S Temporary Global Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

               "RESTRICTED DEFINITIVE SECURITY" means a Definitive Security bearing the Private Placement Legend.

               "RESTRICTED GLOBAL SECURITY" means a Global Security bearing the Private Placement Legend.

               "RESTRICTED PERIOD" means, with respect to Securities of any series, the 40-day restricted period as defined in Regulation S.

               "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

               "RULE 144" means Rule 144 promulgated under the Securities Act.

               "RULE 144A" means Rule 144A promulgated under the Securities Act.

               "RULE 903" means Rule 903 promulgated under the Securities Act.

               "RULE 904" means Rule 904 promulgated under the Securities Act.

               "SECURITIES" means the securities authenticated and delivered under this Indenture from time to time.

               "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

               "SECURITY AGREEMENT" means the Security Agreement, dated as of April 23, 2001, entered into by and among OI Group, each of the direct and indirect subsidiaries of OI Group signatory thereto, each additional grantor that may become a party thereof, and Bankers Trust Company, as Collateral Agent as amended, amended and restated, or otherwise modified from time to time.

               "SHELF REGISTRATION STATEMENT" means, with respect to any series of Initial Securities, the shelf registration statement as defined in the Registration Rights Agreement.

               "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary of OI Group that would be a "significant subsidiary" as defined in Article I, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such Regulation is in effect as of the date of this Indenture.

               "STATED MATURITY" means, with respect to any installment of interest or Principal on any series of Indebtedness, the date on which such payment of interest or Principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or Principal prior to the date originally scheduled for the payment thereof.

               "SUBSIDIARY" means, with respect to any specified Person: (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

               "TIA" means the Trust Indenture Act of 1939, as amended from time to time, and as in effect on the date of execution of this Indenture; PROVIDED, HOWEVER, that in the event the TIA is amended after such date, "TIA" means, to the extent required by such amendment, the Trust Indenture Act, as so amended.

               "TRUSTEE" means the party named as such above until a successor becomes such pursuant to this Indenture and thereafter means or includes each party who is then a trustee hereunder, and if at any time there is more than one such party, "TRUSTEE" as used with respect to the Securities of any series means the Trustee with respect to Securities of that series. If Trustees with respect to different series of Securities are trustees under this Indenture, nothing herein shall constitute the Trustees co-trustees of the same trust, and each Trustee shall be the trustee of a trust separate and apart from any trust administered by any other Trustee with respect to a different series of Securities.

               "TRUST OFFICER" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

               "UNRESTRICTED DEFINITIVE SECURITIES" means one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend.

               "UNRESTRICTED GLOBAL SECURITY" means a permanent Global Security that bears the Global Security Legend and that has the "Schedule of Exchanges of Interests in the Global Security" attached hereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Securities that do not and are not required to bear the Private Placement Legend.

               "UNRESTRICTED SECURITIES" means one or more Unrestricted Global Securities and/or Unrestricted Definitive Securities, including, without limitation, the Exchange Securities.

               "UNRESTRICTED SUBSIDIARY" means any Subsidiary of OI Group that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (1) has no Indebtedness other than Non-Recourse Debt; (2) is not party to any agreement, contract, arrangement or understanding with OI Group or any Restricted Subsidiary of OI Group unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to OI Group or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of OI Group; (3) is a Person with respect to which neither OI Group nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of OI Group or any of its Restricted Subsidiaries; and (5) has at least one director on its Board of Directors that is not a director or executive officer of OI Group or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of OI Group or any of its Restricted Subsidiaries. Any designation of a Restricted Subsidiary of OI Group as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions.

SECTION 1.02.  OTHER DEFINITIONS.

               TERM                                       DEFINED IN SECTION
               "Additional Securities"                           2.01
               "Bankruptcy Law"                                  6.01
               "Custodian"                                       6.01
               "Event of Default"                                6.01
               "Legal Holiday"                                  12.07
               "Obligations"                                    10.01
               "Paying Agent"                                    2.03
               "Payment Default"                                 6.01
               "Place of Payment"                                2.01
               "redemption price"                                3.03
               "Registrar"                                       2.03

SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

               Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

               "INDENTURE SECURITIES" means the Securities.

               "INDENTURE HOLDER" means a Holder.

               "INDENTURE TO BE QUALIFIED" means this Indenture.

               "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

               "OBLIGOR" on the Securities means the Company and any successor obligor on the Securities.

               All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

               Unless the context otherwise requires:

                    (i)    a term has the meaning assigned to it;

                    (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                    (iii)  "or" is not exclusive;

                    (iv) words in the singular include the plural, and in the plural include the singular; and

                    (v) provisions apply to successive events and transactions.

                                   ARTICLE 2.

                                 THE SECURITIES

SECTION 2.01.  UNLIMITED IN AMOUNT, ISSUABLE IN SERIES, FORM AND DATING.

               The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution or an Officers' Certificate pursuant to authority granted under a Board Resolution or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

          (a) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

          (b) any limit upon the aggregate principal amount of Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to this Article 2);

          (c) the price or prices (expressed as a percentage of the aggregate Principal amount thereof) at which the Securities of the series shall be issued;

          (d) the date or dates on which the principal of the Securities of the series is payable;

          (e) the rate or rates that may be fixed or variable at which the Securities of the series shall bear interest, if any, or the manner in which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of Holders to whom interest is payable;

          (f) the place or places where the principal of and any interest on Securities of the series shall be payable, if other than as provided herein;

          (g) the price or prices at which (if any), the period or periods within which (if any) and the terms and conditions upon which (if other than as provided herein) Securities of the series may be redeemed, in whole or in part, at the option, or as an obligation, of the Company;

          (h) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series, in whole or in part, pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period and periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid pursuant to such obligation;

          (i) if other than denominations of $1,000 and any multiple thereof, the denominations in which Securities of the series shall be issuable;

          (j) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02;

          (k) any addition to or change in the covenants set forth in Article 4 that applies to Securities of the series;

          (l) any Events of Default with respect to the Securities of a particular series, if not set forth herein;

          (m)  the Trustee for the series of Securities;

          (n) whether the Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities; the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Securities, and the Depositary for such Global Security and Securities;

          (o) any addition to or change in the provisions set forth in Article 10 that applies to Securities of that series;

          (p) any addition to or change in the provisions set forth in Article 11 that applies to Securities of that series;

          (q) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, but which may modify or delete any provision of this Indenture with respect to such series; PROVIDED, HOWEVER, that no such term may modify or delete any provision hereof if imposed by the TIA; AND PROVIDED, FURTHER, that any modification or deletion of the rights, duties or immunities of the Trustee hereunder shall have been consented to in writing by the Trustee).

               All Securities of any series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution or Officers' Certificate or in any such indenture supplemental hereto.

               The Company may issue additional Securities of a particular series after Securities of that series have been issued ("ADDITIONAL SECURITIES"). The Securities of a particular series together with any Additional Securities of that series would be treated as a single series for all purposes under the Indenture, including without limitation, waivers, amendments, redemptions and offers to the purchase.

               The Principal of and any interest on the Securities of a series shall be payable at the office or agency of the Company designated in the form of Security for the series (each such place herein called the "PLACE OF PAYMENT"); PROVIDED, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Securities referred to in Section 2.03.

               GLOBAL AND DEFINITIVE SECURITIES. Securities of a series may be issued as Global Securities or as Definitive Securities and shall be in such form from time to time established by or pursuant to a Board Resolution or Officers' Certificate, or established by one or more indentures supplemental hereto. Each Global Security shall represent such of the outstanding Securities of a series as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of such outstanding Securities of that series from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

               TEMPORARY GLOBAL SECURITIES. Securities of a series offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall terminate upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Security (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Security bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii)), and (ii) an Officers' Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Security shall be exchanged for beneficial interests in Regulation S Permanent Global Securities pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Securities, the Trustee shall cancel the Regulation S Temporary Global Security. The aggregate principal amount of the Regulation S Temporary Global Security and the Regulation S Permanent Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

               EUROCLEAR AND CLEARSTREAM PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Security and the Regulation S Permanent Global Securities that are held by Participants through Euroclear or Clearstream.

               Prior to the delivery of a Security to the Trustee for authentication in any form approved by or pursuant to a Board Resolution or Officers' Certificate, the Company shall deliver to the Trustee the Board Resolution or Officers' Certificate by or pursuant to which such form of Security has been approved, which Board Resolution or Officers' Certificate shall have attached thereto a true and correct copy of the form of Security that has been approved by or pursuant thereto.

               The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

               Two Officers shall sign the Securities for the Company by manual or facsimile signature.

               If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

               A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

               The Trustee shall authenticate Securities for original issue upon a Company Order.

               The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

               The Company shall maintain an office or agency where Securities of a particular series may be presented for registration of transfer or for exchange (the "REGISTRAR") and an office or agency where Securities of that series may be presented for payment (a "PAYING AGENT"). The Registrar for a particular series of Securities shall keep a register of the Securities of that series and of their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional paying agents for each series of Securities. The term "PAYING AGENT" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.

               If the Company fails to maintain a Registrar or Paying Agent for any series of Securities, the Trustee shall act as such. The Company or any of its Affiliates may act as Paying Agent, Registrar or co-Registrar.

               The Company hereby appoints the Trustee as the initial Registrar and Paying Agent for each series of Securities unless another Registrar or Paying Agent, as the case may be, is appointed prior to the time Securities of that series are first issued.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

               Whenever the Company has one or more Paying Agents it shall, prior to each due date of the Principal of or interest on, any Securities, deposit with a Paying Agent a sum sufficient to pay the Principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such Principal or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

               The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders of the particular series for which it is acting, or the Trustee, all money held by the Paying Agent for the payment of Principal or interest on the Securities of such series, and that such Paying Agent shall notify the Trustee of any Default by the Company or any other obligor of the series of Securities in making any such payment and at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent. If the Company or an Affiliate acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the particular series for which it is acting all money held by it as Paying Agent. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon so doing, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for such money. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Securities.

SECTION 2.05.  HOLDER LISTS.

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders, separately by series, and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, separately by series, relating to such interest payment date or request, as the case may be.

SECTION 2.06.  TRANSFER AND EXCHANGE.

        (a) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Securities of any series will not be exchanged by the Company for Definitive Securities unless (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; (ii) the Company in its sole discretion determines that the Global Securities of such series (in whole but not in part) should be exchanged for Definitive Securities and delivers a written notice to such effect to the Trustee (PROVIDED that in no event shall the Regulation S Temporary Global Security be exchanged by the Company for Definitive Securities prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or (iii) an Event of Default shall have occurred and be continuing with respect to the Securities and the Trustee has received a request from DTC or any Holder to issue Definitive Securities. Upon the occurrence of any of the preceding events in
               (i), (ii) or (iii) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as PROVIDED in Sections 2.07 and 2.09. Every Security authenticated and delivered in exchange for, or in lieu of, a Global

               Security or any portion thereof, pursuant to this Section 2.06 or
               Section 2.07 or 2.09, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as PROVIDED in this Section 2.06(a), however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.06(b), (c) or (f).

        (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN GLOBAL SECURITIES. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                    (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL SECURITY. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; PROVIDED, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                    (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL SECURITIES. In connection with all transfers and exchanges of beneficial interests in any Global Security that is not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon consummation of an Exchange Offer for a series of Global Securities in accordance with
               Section 2.06(f), the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Securities. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities of a series or otherwise applicable under the Securities Act, the Trustee shall adjust the Principal amount of the relevant Global Security(s) pursuant to Section 2.06(h).

                    (iii) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL SECURITY. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                         (A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit A hereto, including the certifications in item (1) thereof; and

                         (B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Temporary Global Security or a Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit A hereto, including the certifications in item (2) thereof.

                    (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL SECURITY FOR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL SECURITY. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                         (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                         (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                         (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                         (D)  the Registrar receives the following:

                              (1) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (1)(a) thereof; or

                              (2) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit A hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               If any such transfer is effected pursuant to subparagraph (B) or
(D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

               Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

          (c) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN GLOBAL SECURITIES FOR DEFINITIVE SECURITIES. A beneficial interest in a Global Security may not be exchanged for a Definitive Security except under the circumstances described in Section 2.06(a). A beneficial interest in a Global Security may not be transferred to a Person who takes delivery thereof in the form of a Definitive Security except under the circumstances described in
               Section 2.06(a).

          (d) TRANSFER AND EXCHANGE OF DEFINITIVE SECURITIES FOR BENEFICIAL INTERESTS IN GLOBAL SECURITIES.

                    (i) RESTRICTED DEFINITIVE SECURITIES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURITIES. If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

                         (A) if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted

                    Global Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item
                    (2)(a) thereof;

                         (B) if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (1) thereof;

                         (C) if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (2) thereof;

                         (D) if such Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (3)(a) thereof;

                         (E) if such Restricted Definitive Security is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (3)(b) thereof, or

                         (F) if such Restricted Definitive Security is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Security, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the 144A Global Security, and in the case of clause (C) above, the Regulation S Global Security.

                    (ii) RESTRICTED DEFINITIVE SECURITIES TO BENEFICIAL
               INTERESTS IN UNRESTRICTED GLOBAL SECURITIES. A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

                         (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                         (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                         (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                         (D)  the Registrar receives the following:

                              (1) if the Holder of such Definitive Securities proposes to exchange such Securities for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (1)(b) thereof; or

                              (2) if the Holder of such Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit A hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     Upon satisfaction of the conditions of any of the subparagraphs in this
     Section 2.06(d)(ii), the Trustee shall cancel the Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

                    (iii) UNRESTRICTED DEFINITIVE SECURITIES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL SECURITIES. A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate Principal amount of one of the Unrestricted Global Securities.

               If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.02, the Trustee shall authenticate one or more

Unrestricted Global Securities in an aggregate Principal amount equal to the Principal amount of Definitive Securities so transferred.

        (e) TRANSFER AND EXCHANGE OF DEFINITIVE SECURITIES FOR DEFINITIVE SECURITIES. Upon request by a Holder of Definitive Securities and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                    (i) RESTRICTED DEFINITIVE SECURITIES TO RESTRICTED DEFINITIVE SECURITIES. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

                         (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit A hereto, including the certifications in item (1) thereof,

                         (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit A hereto, including the certifications in item (2) thereof, and

                         (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit A hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.

                    (ii) RESTRICTED DEFINITIVE SECURITIES TO UNRESTRICTED
               DEFINITIVE SECURITIES. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

                         (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                         (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                         (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                         (D)  the Registrar receives the following:

                              (1) if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (1)(c) thereof; or

                              (2) if the Holder of such Restricted Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit A hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                    (iii) UNRESTRICTED DEFINITIVE SECURITIES TO UNRESTRICTED DEFINITIVE SECURITIES. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

        (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer with respect to a series of Initial Securities in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.02, the Trustee shall, authenticate (i) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Securities and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Securities in an aggregate principal amount equal to the principal amount of the

               Restricted Definitive Securities accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Securities, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Securities so accepted Definitive Securities in the appropriate Principal amount.

        (g) LEGENDS. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                    (i)  PRIVATE PLACEMENT LEGEND.

        (1) Except as permitted by subparagraph (B) below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

        THIS SECURITY AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE GUARANTEES ENDORSED HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY AND THE GUARANTEES ENDORSED HEREON, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS SECURITY AND THE GUARANTEES ENDORSED HEREON) (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (A) TO THE COMPANY, OI GROUP OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES AND THE GUARANTEES ENDORSED THEREON ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT,

        SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (1) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (2) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

        BY ACCEPTANCE OF THIS SECURITY, EACH HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE THE SECURITY CONSTITUTES ASSETS OF ANY EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO
        SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ANY OTHER PLAN OR ARRANGEMENT THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-UNITED STATES OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO THE PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAWS"), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE "PLAN ASSETS" OF SUCH PLANS AND ARRANGEMENTS OR (B) THE PURCHASE AND HOLDING OF THE SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER
        SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

        (2) Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraph (b)(iv), (d)(ii),
               (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 or any Global Security or Definitive Security initially issued by the Company pursuant to an effective registration statement under the Securities Act (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                    (ii) GLOBAL SECURITY LEGEND. Each Global Security shall bear a legend in substantially the following form:

               "THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO
        SECTION 2.06(a)

        OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND
        (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

               UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
        DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                    (iii) REGULATION S TEMPORARY GLOBAL SECURITY LEGEND. The Regulation S Temporary Global Security shall bear a legend in substantially the following form:

               "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

        (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL SECURITIES. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section
               2.10. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

        (i)    GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                    (i) Where Securities of a series are presented to the Registrar or a co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same series of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Global Securities and Definitive Securities at the Registrar's request.

                    (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.09, 3.06 or 9.04).

                    (iii) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

                    (iv)   The Company and the Registrar shall not be required
               (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities of that series for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (c) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.

                    (v) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of Principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                    (vi) The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of
               Section 2.02.

                    (vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                    (viii) Each Holder of a Security agrees to indemnify the
               Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07.  REPLACEMENT SECURITIES.

               If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security of the same series if the Company's and the Trustee's requirements are met. The Trustee or the Company may require an indemnity bond to be furnished which is sufficient in the judgment of both to protect the Company, the Trustee, and any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its expenses in replacing a Security.

               Every replacement Security is an obligation of the Company and shall be entitled to all the benefit of this Indenture equally and proportionately with any and all other Securities of the same series.

SECTION 2.08.  OUTSTANDING SECURITIES.

               The Securities of any series outstanding at any time are all the Securities of that series authenticated by the Trustee, except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding. Except as set forth in the final paragraph of this Section 2.08, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

               If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

               If Securities are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

               For each series of Original Issue Discount Securities, the principal amount of such Securities that shall be deemed to be outstanding and used to determine whether the necessary Holders have given any request, demand, authorization, direction, notice, consent or waiver shall be the principal amount of such Securities that could be declared to be due and payable upon acceleration upon an Event of Default as of the date of such determination. When requested by the Trustee, the Company shall advise the Trustee of such amount, showing its computations in reasonable detail.

               In determining whether the Holders of the required principal amount of Securities of any series have concurred in any direction, waiver or consent, Securities owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities as to which a Trust Officer of the Trustee has actual knowledge are so owned shall be so disregarded.

SECTION 2.09.  TEMPORARY SECURITIES.

               Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a written order of the Company signed by two Officers of the Company. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

               Holders of temporary securities shall be entitled to all of the benefits of this Indenture.

 SECTION 2.10.  CANCELLATION.

               The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and the Trustee shall destroy cancelled securities and provide a certificate of destruction to the Company. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.11.  DEFAULTED INTEREST.

               If the Company fails to make a payment of interest on any series of Securities, it shall pay such defaulted interest plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. It may elect to pay such defaulted interest, plus any such interest payable on it, to the Persons who are Holders of such Securities on which the interest is due on a subsequent special record date, which special record date shall be fixed in the following manner.

The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money in the currency or currency unit in which the Securities of such series are payable, equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest. Thereupon the Company shall fix a special record date for the payment of such defaulted interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment. The Company shall cause notice of the proposed payment of such defaulted interest and the special record date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at the address as it appears in the register of Securities referred to in Section 2.03, not less than 10 days prior to such special record date. Notice of the proposed payment of such defaulted interest and the special record date therefor having been so mailed, defaulted interest shall be paid to the Persons in whose names the Securities of such series are registered at the close of business on such special record date.

SECTION 2.12.  SPECIAL RECORD DATES.

        (a) The Company may, but shall not be obligated to, set a record date for the purpose of determining the identity of Holders entitled to consent to any supplement, amendment or waiver permitted by this Indenture. If a record date is fixed, the Holders of Securities of that series outstanding on such record date, and no other Holders, shall be entitled to consent to such supplement, amendment or waiver or revoke any consent previously given, whether or not such Holders remain Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities of that series required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

        (b) The Company may, but shall not be obligated to, fix any day as a record date for the purpose of determining the Holders of any series of Securities entitled to join in the giving or making of any notice of Default, any declaration of acceleration, any request to institute proceedings or any other similar direction. If a record date is fixed, the Holders of Securities of that series outstanding on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; PROVIDED, HOWEVER, that no such action shall be effective hereunder unless taken on or prior to the date 90 days after such record date.

        (c) The Company, in the event of defaulted interest, shall set a special record date in accordance with Section 2.11.

SECTION 2.13.  CUSIP AND ISIN NUMBERS.

               The Company in issuing any series of Securities may use "CUSIP" or "ISIN" numbers or both numbers, and, if so used, the Trustee shall use such "CUSIP" or "ISIN" numbers or both numbers in notices as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on such Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on such Securities, and any such action relating to such notice shall not be affected by any defect in or omission of such numbers in such notice. The Company shall promptly notify the Trustee of any change in the "CUSIP" or "ISIN" numbers.

                                   ARTICLE 3.

                                   REDEMPTION

SECTION 3.01.  NOTICES TO TRUSTEE.

               If the Company elects to redeem Securities of any series pursuant to any optional redemption or change of control provisions thereof, it shall notify the Trustee of the redemption date and the principal amount of Securities of that series to be redeemed.

               The Company shall give the notice provided for in this Section at least 45 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee), which notice shall specify the provisions of such Security pursuant to which the Company elects to redeem such Securities.

               If the Company elects to reduce the principal amount of Securities of any series to be redeemed pursuant to mandatory redemption provisions thereof, it shall notify the Trustee of the amount of, and the basis for, any such reduction. If the Company elects to credit against any such mandatory redemption Securities it has not previously delivered to the Trustee for cancellation, it shall deliver such Securities with such notice.

SECTION 3.02.  SELECTION OF SECURITIES TO BE REDEEMED.

               If less than all of any series of Securities are to be redeemed at any time, the Trustee shall select Securities for redemption as follows:

               (1) if the Securities are listed, in compliance with the requirements of the principal national securities exchange on which the Securities are listed; or

               (2) if the Securities are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

               Except as otherwise provided as to any particular series of Securities, Securities and portions thereof that the Trustee selects shall be in amounts of more than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly in writing of the Securities or portions of Securities to be called for redemption.

SECTION 3.03.  NOTICE OF REDEMPTION.

               Except as otherwise provided as to any particular series of Securities, at least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed at the address of such Holder as it appears in the Register of Securities referred to in Section 2.03. Notices of redemption shall not be conditional.

               If any Security is to be redeemed in part only, the notice of redemption that relates to that Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion of the original Security shall be issued in the name of the Holder thereof upon cancellation of the original Security.

               The notice shall identify the Securities of the series to be redeemed and shall state:

        (1)    the redemption date;

        (2) the redemption price fixed in accordance with the terms of the Securities of the series to be redeemed, plus accrued interest, if any, to the date fixed for redemption (the "REDEMPTION PRICE");

        (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued;

        (4)    the name and address of the Paying Agent;

        (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

        (6) that, unless the Company defaults in payment of the redemption price, interest on Securities called for redemption ceases to accrue on and after the redemption date; and

        (7) the CUSIP number or ISIN number, if any, of the Securities to be redeemed.

               At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice of the Holder of any Security shall not affect the validity of the proceeding for the redemption of any other Security.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

               Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due on the date fixed for redemption. Upon surrender to the

Paying Agent, such Securities shall be paid at the redemption price. On and after the redemption date, interest ceases to accrue on the Securities or portions of them called for redemption.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

               On or before 10:00 a.m. New York City time on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or any Affiliate is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of all Securities called for redemption on that date other than Securities that have previously been delivered by the Company to the Trustee for cancellation. The Paying Agent shall return to the Company any money not required for that purpose.

SECTION 3.06.  SECURITIES REDEEMED IN PART.

               Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Security of same series equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE 4.

                                   COVENANTS

SECTION 4.01.  PAYMENT OF SECURITIES.

               The Company shall pay or cause to be paid the Principal of and interest on the Securities on the dates and in the manner provided in this Indenture and the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or an Affiliate, holds as of 10:00 a.m. Eastern Time on that date immediately available funds designated for and sufficient to pay all Principal and interest then due. The Company shall pay Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

               To the extent lawful, the Company shall pay interest on overdue Principal and overdue installments of interest at the rate per annum borne by the applicable series of Securities.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

               The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED,

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

HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03.  COMMISSION REPORTS.

               Whether or not required by the Commission, so long as any series of Securities are outstanding, OI Group shall furnish to the Holders of any series of Securities, within the time periods specified in the Commission's rules and regulations:

               (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if OI Group were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by OI Group's certified independent accountants; and

               (2) all current reports that would be required to be filed with the Commission on Form 8-K if OI Group were required to file such reports.

               In addition, whether or not required by the Commission, OI Group shall file a copy of all of the information and reports referred to in clauses
(1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for so long as any Securities of a series remain outstanding, the Company and the Guarantors of the Securities of that series shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

               OI Group shall deliver to the Trustee within 15 days after it files them with the Commission copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that OI Group is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; PROVIDED, HOWEVER, the Company shall not be required to deliver to the Trustee any materials for which OI Group has sought and received confidential treatment by the Commission. OI Group also shall comply with the other provisions of TIA Section 314(a).

               Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's or the Guarantors' compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.04.  COMPLIANCE CERTIFICATE.

               The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that in the course of the performance by the signers of their duties as officers of the Company, they would normally have knowledge of any failure by the Company to comply with all conditions, or default by the Company with respect to any covenants, under this Indenture, and further stating whether or not they have knowledge of any such failure or default and, if so, specifying each such failure or default and the nature thereof. For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice provided for in this Indenture.

               The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.  TAXES.

               The Company shall pay prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith by appropriate proceedings.

SECTION 4.06.  STAY, EXTENSION AND USURY LAWS.

               The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.  CORPORATE EXISTENCE.

               Subject to Article 5, OI Group shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of OI Group and its Subsidiaries; PROVIDED, HOWEVER, that OI Group shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of OI Group and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.08.  CALCULATION OF ORIGINAL ISSUE DISCOUNT.

               If, as of the end of any fiscal year of the Company, the Company has any outstanding Original Issue Discount Securities under this Indenture, the Company shall file with the Trustee promptly following the end of such fiscal year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on such Original Issue Discount Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be required under the Internal Revenue Code of 1986, as amended from time to time.

                                   ARTICLE 5.

                                   SUCCESSORS

SECTION 5.01.  WHEN COMPANY MAY MERGE, ETC.

               The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to any Person unless:

        (1) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

        (2) the Person formed by or assuming any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture; and

        (3) immediately prior to and after giving effect to the transaction no Default or Event of Default shall have occurred and be continuing.

The Company shall deliver to the Trustee on or prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

               Upon any consolidation or merger, or any transfer by the Company (other than by lease) of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein. In the event of any such transfer, the predecessor Company shall be released and discharged from all liabilities and obligations in respect of the Securities and the Indenture, and the predecessor Company may be dissolved, wound up or liquidated at any time thereafter.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

               An "EVENT OF DEFAULT" occurs with respect to Securities of any particular series if, unless in the establishing Board Resolution, Officers' Certificate or supplemental indenture hereto, it is provided that such series shall not have the benefit of said Event of Default:

        (1) the Company defaults in the payment of interest on, or Liquidated Damages, if any, with respect to, any Security of that series when the same becomes due and payable and the default continues for a period of 30 days;

        (2) the Company defaults in the payment of the Principal of Securities of that series when the same becomes due and payable at maturity, upon redemption or otherwise;

        (3) failure by OI Group or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in this Indenture, any series of Securities, the Guarantees of any Securities of that series (with respect to any Guarantor) and the Collateral Documents (with respect to any Restricted Subsidiary which has pledged assets or property to secure its obligations under this Indenture and any series of Securities);

        (4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by OI Group or any Restricted Subsidiary (or the payment of which is guaranteed by OI Group or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

               (a) is caused by a failure to pay principal of, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT"); or

               (b) results in the acceleration of such Indebtedness prior to its express maturity; PROVIDED, that an Event of Default shall not be deemed to occur with respect to any such accelerated Indebtedness which is repaid or prepaid within 20 Business Days after such declaration;

               and, in any individual case, the principal amount of any such Indebtedness is equal to or in excess of $50.0 million, or such Indebtedness together with the principal amount of any other such Indebtedness under which there has been a

               Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more;

        (5) any final judgment or order for payment of money in excess of $50.0 million in any individual case and $100.0 million in the aggregate at any time shall be rendered against OI Group or any of its Restricted Subsidiaries and such judgment shall not have been paid, discharged or stayed for a period of 60 days;

        (6) except as permitted by this Indenture or the Collateral Documents, any Guarantee of any Security of that series shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee of any Security of that series;

        (7) the Company, OI Group or any Significant Subsidiary of OI Group pursuant to or within the meaning of any Bankruptcy Law:

               (a)  commences a voluntary case;

               (b) consents to the entry of an order for relief against it in an involuntary case;

               (c) consents to the appointment of a Custodian of it or for all or substantially all of its property;

               (d)  makes a general assignment for the benefit of its creditors;
                    or

               (e) admits in writing its inability generally to pay its debts as the same become due;

        (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (a) is for relief against the Company, OI Group or any Significant Subsidiary of OI Group in an involuntary case;

               (b) appoints a Custodian of the Company, OI Group or any Significant Subsidiary of OI Group or for all or substantially all of such entity's property; or

               (c) orders the liquidation of the Company, OI Group or any Significant Subsidiary of OI Group;

               and the order or decree remains unstayed and in effect for 60 days;

        (9) except as permitted by the Collateral Documents, any amendments thereto and the provisions of this Indenture, any of the Collateral Documents ceases to be in full force and effect or ceases to be effective, in all material respects, to create the Lien purported to be created in the Collateral in favor of the holders of any Securities of that series for 60 days after notice; and

        (10) any other Event of Default provided with respect to Securities of that series which is specified in a Board Resolution, Officers' Certificate or supplemental indenture establishing that series of Securities;

               The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

               Pursuant to Section 4.04, forthwith upon becoming aware of any Default or Event of Default, the Company shall deliver to the Trustee an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto

SECTION 6.02.  ACCELERATION.

               If an Event of Default with respect to Securities of any series other than an Event of Default specified in clauses (7) and (8) of Section 6.01, occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Securities of that series by notice to the Company and the Trustee, may declare the unpaid Principal (or, in the case of Original Issue Discount Securities, such lesser amount as may be provided for in such Securities) of and any accrued and unpaid interest on all the Securities of that series to be due and payable immediately. Upon such declaration the Principal (or such lesser amount) and interest shall be due and payable immediately. If an Event of Default specified in clause (7) or (8) of Section 6.01 occurs, all outstanding Securities shall become and be due and payable immediately without any declaration, act or notice. The Holders of a majority in principal amount of the then outstanding Securities of that series by notice to the Trustee may, on behalf of the Holders of all of the Securities of that series, rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to that series have been cured or waived except nonpayment of Principal (or such lesser amount) or interest that has become due solely because of the acceleration.

SECTION 6.03.  OTHER REMEDIES.

               If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Principal or interest on the Securities of that series or to enforce the performance of any provision of the Securities of that series or this Indenture.

               The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  WAIVER OF PAST DEFAULTS.

               Subject to Section 9.02, the Holders of a majority in principal amount of the then outstanding Securities of any series, by notice to the Trustee, may waive an existing Default or Event of Default with respect to that series and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the Principal of any Security of that series (PROVIDED, HOWEVER, that the Holders of a majority in principal amount of the outstanding Securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).

SECTION 6.05.  CONTROL BY MAJORITY.

               The Holders of a majority in principal amount of the then outstanding Securities of any series may direct the time, method and place of conducting any proceeding for any remedy with respect to that series available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of another Holder of Securities of that series, or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper that is not inconsistent with any such direction.

SECTION 6.06.  LIMITATION ON SUITS.

               A Holder of Securities of any series may not pursue a remedy with respect to this Indenture, the Securities of any series, any Guarantee of Securities or any Collateral Documents, if any, unless:

        (a) the Holder gives to the Trustee written notice of a continuing Event of Default with respect to that series;

        (b) the Holders of at least 25% in principal amount of the then outstanding Securities of that series make a written request to the Trustee to pursue the remedy;

        (c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

        (d) the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

        (e) during such 30-day period the Holders of a majority in principal amount of the then outstanding Securities of that series do not give the Trustee a direction inconsistent with the request.

               The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of Principal or interest or Liquidated Damages) if it determines that withholding notice is in the interest of such Holders.

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

               No Holder of any series of Securities may use this Indenture to prejudice the rights of another Holder of Securities of that series or to obtain a preference or priority over another Holder of Securities of that series.

SECTION 6.07.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

               Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of Principal of and interest, if any, on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder; PROVIDED that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

               If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing with respect to Securities of any series, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of Principal (or such portion of the Principal as may be specified as due upon acceleration at that time in the terms of that series of Securities) and interest, if any, remaining unpaid on the Securities of that series then outstanding, together with (to the extent lawful) interest on overdue Principal and interest, and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under
Section 7.07.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

               The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled to and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

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SECTION 6.10.  PRIORITIES.

               If the Trustee collects any money with respect to Securities of any series pursuant to this Article (including without limitation any amounts received in accordance with the terms of the Intercreditor Agreement), it shall pay out the money in the following order:

               First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

               Second: to Holders for amounts due and unpaid on the Securities of such series for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such series for Principal and interest, respectively; and

               Third: to the Company or to such party as a court of competent jurisdiction shall direct; PROVIDED, however, that in the case of amounts received from the distribution of payments pursuant to the Intercreditor Agreement or any other proceeds of Collateral securing any series of Securities, such amounts shall not be distributed to the Company but shall rather be held by the Trustee, in trust, for subsequent application in accordance with the Securities of such series and this Indenture to the payment of Principal of and interest on the Securities upon the earlier to occur of (i) any scheduled or mandatory payment of Principal, optional redemption or payment of accrued interest on the Securities of such series, in any such case as directed in writing by the Company, and (ii) the acceleration of the maturity of the Securities of that series pursuant to Section 6.02 (including an acceleration by reason of an Event of Default specified in Section 6.01 (7) or (8)). Until so applied, such payments shall be held in a separate account, in trust, by the Trustee or invested by the Trustee at the written direction of the Company. At such time as no Securities of any series remain outstanding, any excess money held by the Trustee shall be paid to the Company.

               The Trustee may fix a record date and payment date for any payment to Holders of Securities of any series pursuant to this Section. The Trustee shall notify the Company in writing reasonably in advance of any such record date and payment date.

SECTION 6.11.  UNDERTAKING FOR COSTS.

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defense made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the then outstanding Securities of any series.

                                   ARTICLE 7.

                                     TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

        (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        (b)    Except during the continuance of an Event of Default known to the
               Trustee:

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

        (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

        (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

        (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives security and indemnity satisfactory to it against any loss, liability or expense.

        (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Absent written instruction from the Company, the Trustee shall not be required to invest any such money. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  RIGHTS OF TRUSTEE.

               Subject to TIA Section 315(a) through (d):

        (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

        (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

        (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers under this Indenture, unless the Trustee's conduct constitutes negligence.

        (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

        (f) The Trustee may consult with counsel of its selection and may rely upon the advice of such counsel or any Opinion of Counsel.

        (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event that is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities generally or the Securities of a particular series, as the case may be, and this Indenture.

        (h) Except with respect to Sections 4.03 and 4.04, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article Four.

        (i) Delivery of reports, information and documents to the Trustee under Article 4 (other than the delivery of Officers' Certificates pursuant to Section 4.04) is for informational purposes only and the Trustees' receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates).

SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

               The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

               The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 7.05.  NOTICE OF DEFAULTS.

               If a Default or Event of Default with respect to the Securities of any series occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to all Holders of Securities of that series a notice of the Default or Event of Default within 60 days after it occurs. Except in the case of a Default or Event of Default in payment on any such Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of such Holders.

SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS.

               Within 60 days after May 15 in each year, the Trustee with respect to any series of Securities shall mail to Holders of Securities of that series as provided in TIA Section 313(c) a brief report dated as of such May 15 that complies with TIA Section 313(a) (if such report is required by TIA Section 313(a)). The Trustee shall also comply with TIA Section 313(b).

               A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which any of the Securities are listed, as required by TIA Section 313(d). The Company shall notify the Trustee when the Securities are listed on any stock exchange.

SECTION 7.07.  COMPENSATION AND INDEMNITY.

               The Company shall pay to the Trustee from time to time such compensation as shall be agreed upon in writing for its services hereunder. The Company shall reimburse the Trustee upon written request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

               The Company shall indemnify each of the Trustee or any predecessor Trustee for any loss, liability, damage, claims or expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it, without negligence or bad faith on its part, in connection with the administration of this Indenture and its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

               To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee in its capacity as Trustee, except money or property held in trust to pay Principal and interest on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture.

               If the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or (5) occurs, the expenses and the compensation for the services shall be intended to constitute expenses of administration under any applicable Bankruptcy Law.

               This Section 7.07 shall survive the termination of this Indenture.

SECTION 7.08.  REPLACEMENT OF TRUSTEE.

               A resignation or removal of the Trustee with respect to one or more or all series of Securities and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

               The Trustee may resign with respect to one or more or all series of Securities by 30 days notice to the Company in writing. The Holders of a majority in principal amount of the then outstanding Securities of any series may remove the Trustee as to that series by so notifying the Trustee in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee with respect to one or more or all series of Securities if:

               (1)  the Trustee fails to comply with Section 7.10;

               (2)  the Trustee is adjudged a bankrupt or an insolvent;

               (3) a receiver or other public officer takes charge of the Trustee or its property; or

               (4)  the Trustee becomes incapable of acting.

               If, as to any series of Securities, the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee for that series. Within one year after the successor Trustee with respect to any series takes office, the Holders of a majority in principal amount of the then outstanding Securities of that series may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If a successor Trustee as to a particular series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities of that series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee fails to comply with Section 7.10 with respect to any series, any Holder of Securities of that series who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for that series.

               A successor Trustee as to any series of Securities shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided for in Section 7.07), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture as to that series. The successor Trustee shall mail a notice of its succession to the Holders of Securities of that series.

               Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring trustee.

               In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and that (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) shall contain such provisions as shall be necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary or desirable to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; PROVIDED, HOWEVER, that nothing herein or in such supplemental Indenture shall constitute such Trustee co-trustees of the same trust and that each such Trustee shall be trustee of a trust hereunder separate and apart from any trust hereunder administered by any other such Trustee.

               Upon the execution and delivery of such supplemental Indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

               If the Trustee as to any series of Securities consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee as to that series; PROVIDED that such corporation shall be eligible under this Article 7 and TIA Section 310(a).

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

               Each series of Securities shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee as to any series of Securities shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee is subject to TIA Section 310(b).

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

               The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. If the Trustee acquires any conflicting interest as defined in the TIA it shall eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

                                   ARTICLE 8.

                     SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 8.01.  SATISFACTION AND DISCHARGE OF INDENTURE.

               The provisions of this Indenture shall upon Company Order cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to a particular series of Securities; when

        (a)    either:

               (i) all Securities of that series that have been authenticated and delivered (except lost, stolen or destroyed Securities that have been replaced or paid and Securities of that series for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

               (ii) all Securities of that series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Securities of that series, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Securities of that series not delivered to the Trustee for cancellation for Principal and Liquidated Damages, if any, and accrued interest to the date of Maturity;

        (b) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

        (c) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture relating to that series of Securities;

        (d) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Securities of that series at Maturity; and

        (e) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series of Securities have complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07, and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of this Section or if money or obligations shall have been deposited with or received by the Trustee pursuant to Section 8.03, the obligations of the Trustee under Sections 8.02 and 8.05 shall survive.

SECTION 8.02.  APPLICATION OF TRUST FUNDS; INDEMNIFICATION.

               (a) Subject to the provisions of Section 8.05, all money deposited with the Trustee pursuant to Section 8.01, all money and Government Securities deposited with the Trustee pursuant to Section 8.03 or 8.04 and all money received by the Trustee in respect of Government Securities deposited with the Trustee pursuant to Section 8.03 or 8.04, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the Principal and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Sections 8.03 and 8.04.

               (b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against Government Securities deposited pursuant to Sections 8.03 or 8.04 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

               (c) The Trustee shall deliver or pay to the Company from time to time upon Company Order any Government Securities or money held by it as provided in Sections 8.03 or 8.04 that, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such Government Securities or money were deposited or received. This provision shall not authorize the sale by the Trustee of any Government Securities held under this Indenture.

SECTION 8.03.  LEGAL DEFEASANCE OF SECURITIES OF ANY SERIES.

               Unless this Section 8.03 is otherwise specified to be inapplicable to Securities of any series, the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Securities of any such series on the 91st day after the date of the deposit referred to in subparagraph (d) hereof, the provisions of this Indenture, as it relates to such outstanding Securities of such series, shall no longer be in effect and any Guarantees of such Securities shall terminate (and the Trustee, at the expense of the Company, shall, upon Company Order, execute proper instruments acknowledging the same), except as to:

        (a) the rights of Holders of outstanding Securities of such series to receive, from the trust funds described in subparagraph (l) of the proviso hereto, (i) payment of the Principal of or interest and Liquidated Damages, if any, on the outstanding Securities of such series at Maturity thereof and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such series;

        (b) the Company's obligations with respect to such Securities of such series under Sections 2.03, 2.06, 2.07 and 2.09;

        (c) the rights, powers, trust and immunities of the Trustee hereunder and the duties of the Trustee under Section 8.02 and the duty of the Trustee to authenticate Securities of such series issued on registration of transfer of exchange and the Company's and the Guarantors' obligation in connection therewith; and

        (d)    the provisions of this Section 8.03;

        PROVIDED that, the following conditions shall have been satisfied:

        (1) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust for the benefit of the Holders of the Securities of such series, cash in U.S. Dollars, non-callable Government Securities or a combination thereof in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the Principal (including mandatory sinking fund or analogous payments) of and interest and Liquidated Damages, if any, on all outstanding Securities of such series on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Securities are being defeased to Stated Maturity or to a particular redemption date;

        (2) the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Securities of such series shall not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and shall be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge under this Section 8.03 had not occurred;

        (3) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

        (4) such defeasance pursuant to this Section 8.03 shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which OI Group or the Company or any of their Restricted Subsidiaries are a party or by which OI Group or the Company or any of such Restricted Subsidiaries are bound;

        (5) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

        (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of any series of Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

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        (7)    the Company shall have delivered to the Trustee an Officers'
               Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section have been complied with.

SECTION 8.04.  COVENANT DEFEASANCE.

               Unless this Section 8.04 is otherwise inapplicable to Securities of any series, on and after the 91st day after the date of the deposit referred to in subparagraph (a) hereof, the Company may omit to comply with any term, provision or condition set forth under Sections 4.03, 4.04, 4.05, 4.06, 4.07 and
4.08 and 5.01 as well as any additional covenants contained in a supplemental indenture hereto for a particular series of Securities or a Board Resolution or an Officers' Certificate delivered pursuant to Section 2.01 (and the failure to comply with any such provisions shall not constitute a Default or Event of Default under Section 6.01), with respect to the Securities of such series, PROVIDED that the following conditions shall have been satisfied:

        (1) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust for the benefit of the Holders of the Securities of such series, cash in U.S. Dollars, non-callable Government Securities or a combination thereof in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the Principal (including mandatory sinking fund or analogous payments) of and interest and Liquidated Damages, if any, on all outstanding Securities of such series on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Securities are being defeased to Stated Maturity or to a particular redemption date;

        (2) the Company shall have delivered to the Trustee an Opinion of Counsel confirming that Holders of the Securities of such series shall not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance under this Section 8.04 had not occurred;

        (3) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

        (4) such defeasance pursuant to this Section 8.04 shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which OI Group or the Company or any of their Restricted Subsidiaries are a party or by which OI Group or the Company or any of such Restricted Subsidiaries are bound;

                                       52
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        (5)    the Company shall have delivered to the Trustee an Opinion of
               Counsel to the effect that, assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

        (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of any series of Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

        (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section have been complied with.

SECTION 8.05.  REPAYMENT TO COMPANY.

               The Trustee and the Paying Agent shall pay to the Company upon the Company's request any money held by them for the payment of Principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

                                   ARTICLE 9.

                       SUPPLEMENTS, AMENDMENTS AND WAIVERS

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS.

               The Company, the Guarantors and the Trustee as to any series of Securities may supplement or amend this Indenture, the Securities or, the Guarantees of the Securities of a series or the Collateral Documents without notice to or the consent of any Holder:

        (1)    to cure any ambiguity, defect or inconsistency;

        (2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

        (3)    to comply with Article 5;

        (4) to provide for the assumption of the Company's obligations to the Holders of Securities of a series by OI Inc.;

        (5) to provide for assumption of any Guarantor's obligations in the case of a merger or consolidation or sale of all or substantially all of such Guarantor's assets;

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        (6)    to make any change that would provide any additional rights or benefits to the Holders of any series of Securities or that does not adversely affect the legal rights under this Indenture, the Guarantees or the Collateral Documents of any such Holder (including, but not limited to, adding a Guarantor under this Indenture and adding additional collateral for the benefit of the Holders);

        (7) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

        (8) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, PROVIDED, HOWEVER, that any such addition, change or elimination
               (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no outstanding Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision; or

        (9)    to establish additional series of Securities as permitted by
               Section 2.01.

SECTION 9.02.  WITH CONSENT OF HOLDERS.

               Subject to Section 6.07, the Company, the Guarantors and the Trustee as to any series of Securities may amend or supplement this Indenture, the Securities of that series or the Guarantees of the Securities with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities of a series) of each series affected by the amendment or supplement, with each such series voting as a separate class and the Holders of a majority in principal amount of the then outstanding Securities of any series may also waive any existing Default or compliance with any provision of this Indenture, the Securities of a series or the Guarantees of such securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities of a series); PROVIDED, HOWEVER, that without the consent of each Holder affected, an amendment or waiver may not:

        (1) reduce the percentage of the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

        (2) reduce the principal of or change the Stated Maturity of any Security or alter the provisions, or waive any payment, with respect to the redemption of any Securities;

        (3) reduce the rate of or change the time for payment of interest on any Security;

        (4) waive a Default or Event of Default in the payment of Principal of, or interest or Liquidated Damages, if any, on any Security (except a rescission of acceleration of such Security by the Holders of at least a majority in aggregate principal

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               amount of that series of Securities and a waiver of the payment default that resulted from such acceleration);

        (5) make any Security payable in money other than that stated in the Security (including defaulted interest);

        (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of Principal of or interest or Liquidated Damages, if any, on such Securities;

        (7) release any Guarantor from any of its obligations under its Guarantee, this Indenture or any Collateral Document, except in accordance with the terms of the Guarantee, this Indenture and any Collateral Document;

        (8) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities, the Guarantees of such Securities or the Collateral Documents;

        (9) amend or modify any of the provisions of this Indenture or any Guarantee of a series of Securities in a manner material and adverse to the Holders of such Securities except (a) in accordance with the terms of this Indenture or such Guarantee or
               (b) as permitted by Section 9.01;

        (10) amend or modify any of the provisions of the Collateral Documents except (a) in accordance with the terms of such documents or (b) as permitted by Section 9.01;

        (11)   make any change to this Section 9.02; or

        (12) reduce the principal amount of Original Issue Discount Securities payable upon acceleration of the maturity thereof;

               An amendment or waiver under this Section 9.02 that waives, changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities, or that modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

               It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

               After any amendment under this Indenture becomes effective, the Company shall mail to the Holders a notice briefly describing such any amendment. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. The Company shall mail supplemental indentures to Holders upon request.

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               Amendments to the Collateral Documents shall be made in
accordance with their terms.

SECTION 9.03.  REVOCATION AND EFFECT OF CONSENTS.

               Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security; PROVIDED, HOWEVER, that unless a record date shall have been established pursuant to Section 2.12(a), any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date on which the amendment or waiver becomes effective. An amendment or waiver shall become effective on receipt by the Trustee of consents from the Holders of the requisite percentage principal amount of the outstanding Securities of any series, and thereafter shall bind every Holder of Securities of that series.

SECTION 9.04.  NOTATION ON OR EXCHANGE OF SECURITIES.

               If an amendment or waiver changes the terms of a Security: (a) the Trustee may require the Holder of the Security to deliver it to the Trustee, the Trustee may, at the written direction of the Company and at the Company's expense, place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security thereafter authenticated; or (b) if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 9.05.  TRUSTEE TO SIGN AMENDMENTS, ETC.

               The Trustee shall receive an Opinion of Counsel stating that the execution of any amendment or waiver proposed pursuant to this Article is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment or waiver. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties, liabilities or immunities under this Indenture.

                                   ARTICLE 10.

                                    GUARANTEE

SECTION 10.01. GUARANTEE.

               Subject to the provisions of this Article 10, the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to each Holder and to the Trustee and its successors and assigns (a) the due and punctual payment of Principal of, interest on and Liquidated Damages, if any, with respect to the Securities of any series to which this Article 10 is applicable when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture (including obligations to the Trustee) with respect to such Securities and (b) the due and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture with

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

respect to such Securities (all the foregoing being hereinafter collectively called the "OBLIGATIONS"). The Guarantors further agree that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantors, and that the Guarantors will remain bound under this
Article 10 notwithstanding any extension or renewal of any Obligation.

               The Guarantors waive presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waive notice of protest for nonpayment. The Guarantors waive notice of any default under the Securities of such series to which this Article 10 is applicable or the Obligations with respect thereto. The obligations of the Guarantors under this
Section 10.01 shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities of such series or any other agreement or otherwise; (b) any extension or renewal of any Obligation; (c) any rescission, waiver, amendment, modification or supplement of any of the terms or provisions of this Indenture (other than this Article 10), the Securities of such series or any other agreement, unless such rescission, waiver, amendment, modification or supplement expressly affects the obligations of any Guarantor under this Section 10.01; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of the Company.

               The Guarantors further agree that their Guarantees herein constitute a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waive any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

               Except as set forth in this Indenture, the obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, except as set forth in this Indenture, the obligations of the Guarantors herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities of any applicable series or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations with respect to such Securities, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law or equity.

               The Guarantors further agree that their Guarantees herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation with respect to such Securities is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise, unless such Guarantee has been released in accordance with Section 10.10.

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               In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has or may have at law or in equity against the Guarantors by virtue hereof, upon the failure of the Company to pay any Obligation with respect to such Securities when and as the same shall become due, whether at Stated Maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation with respect to such Securities, the Guarantors hereby promise to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid Principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders of such Securities and the Trustee.

               The Guarantors agree that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section.

               The Guarantors also agree to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 10.02. LIMITATION ON LIABILITY.

               Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor are limited to the maximum amount as will result in the Obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

SECTION 10.03. EXECUTION AND DELIVERY OF GUARANTEE.

               To evidence its Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form included in Exhibit C shall be endorsed by an Officer of such Guarantor on each Security authenticated and delivered by the Trustee to which this Article 10 is applicable and that this Indenture shall be executed on behalf of such Guarantor by its President, any Executive or Senior Vice President, Treasurer, Assistant Treasurer or one of its Vice Presidents. Further, the Company shall cause all future Guarantors to execute a supplemental indenture.

               Each Guarantor hereby agrees that its Guarantee set forth in
Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security to which this Article 10 is applicable a notation of such Guarantee.

               If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

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               The delivery of any Security to which this Article 10 is
applicable by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 10.04. SUCCESSORS AND ASSIGNS.

               This Article 10 shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.05. NO WAIVER.

               Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.06. RIGHT OF CONTRIBUTION.

               Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 10.07. The provisions of this Section shall in no respect limit the obligations and liabilities of any Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

SECTION 10.07. NO SUBROGATION.

               Notwithstanding any payment or payments made by any of the Guarantors hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Obligations.

                                       59
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SECTION 10.08. ADDITIONAL GUARANTORS; REINSTATEMENT OF GUARANTEES.

               Until such time as all Guarantees by the Guarantors under this Indenture shall have been released in accordance with Section 10.10, OI Group shall cause each Domestic Subsidiary of OI Group or any of its Domestic Subsidiaries that guarantees the Company's Indebtedness under the Credit Agreement, including the reinstatement or renewal of a Guarantee of Indebtedness under the Credit Agreement previously released under the Credit Agreement, to execute and deliver a supplement to this Indenture providing that such Domestic Subsidiary will be a Guarantor hereunder within 10 Business Days of the date on which it executes a guarantee under the Credit Agreement; PROVIDED that all Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture (i) shall not be required to execute or maintain a Guarantee and (ii) shall be released from all Obligations under any Guarantee, in each case for so long as they continue to constitute Unrestricted Subsidiaries. Domestic Subsidiaries that are Guarantors on the date any such supplement is executed by an additional Domestic Subsidiary shall not be required to become parties to such supplement and hereby agree to the execution and delivery by any additional Domestic Subsidiary of any such supplement.

SECTION 10.09. MODIFICATION.

               No modification, amendment or waiver of any provision of this
Article 10, nor the consent to any departure by the Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; it being understood that the release of the Guarantees of Guarantors pursuant to Section 10.10 shall not be an amendment or waiver of any provision of this Article 10 and shall not require any action on the part of the Trustee. No notice to or demand on the Guarantors in any case shall entitle the Guarantors to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.10. RELEASE OF GUARANTOR.

        (a) A Guarantor shall be automatically released without any action on the part of the Trustee of the Holders from its obligations under this Indenture and Guarantee if OI Group properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary.

        (b) Upon the release of a Guarantee by a Domestic Subsidiary under the Credit Agreement, the Guarantee of such Domestic Subsidiary under this Indenture will be released and discharged at such time and the Trustee shall execute an appropriate instrument evidencing such release. If any such Domestic Subsidiary thereafter guarantees obligations under the Credit Agreement (or any released Guarantee under the Credit Agreement is reinstated or renewed), then such Domestic Subsidiary will guarantee the Securities in accordance with this Article 10.

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SECTION 10.11. MERGER, CONSOLIDATION AND SALE OF ASSETS OF A GUARANTOR.

               A Guarantor may not sell or otherwise dispose of all or substantially of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

        (1) immediately after giving effect to that transaction, no Event of Default shall have occurred and be continuing; and

        (2) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under this Indenture, its Guarantee, the Collateral Documents and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; and

        (3) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, sale, lease or merger complies with the foregoing clauses (1) and (2).

               Notwithstanding the foregoing, each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor.

                                   ARTICLE 11.

                             COLLATERAL AND SECURITY

SECTION 11.01. COLLATERAL DOCUMENTS.

               The due and punctual payment of the Principal of, and interest and Liquidated Damages, if any, on the Securities of a series and the Guarantees thereof when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue Principal of and interest (to the extent permitted by law), if any, on the Securities of such series and the Guarantees thereof and performance of all other obligations under this Indenture, including, without limitation, the obligations of the Company set forth in Section 7.07 herein, and the Securities of such series and the Guarantees thereof, shall be secured as provided in the Collateral Documents. The Trustee, the Company and each Guarantor hereby agree that the Collateral Agent shall hold the Collateral in trust on a PARI PASSU basis with the Indebtedness of the Company under the Credit Agreement, related documents and liabilities owing to lenders or affiliates of lenders party to the Credit Agreement and in connection with interest rate and currency agreements and certain other Indebtedness permitted by the Credit Agreement, in each case subject and pursuant to the terms of the Collateral Documents.

               Each Holder, by its acceptance of any Security and the Guarantees thereof to which this Article is applicable, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their

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terms and authorizes and directs (i) the Collateral Agent, with respect to each of the Collateral Documents to which it is a party and (ii) the Trustee, with respect to the Collateral Documents and the Intercreditor Acknowledgment, to perform their respective obligations and exercise their respective rights thereunder in accordance therewith.

               The Trustee and each Holder, by accepting the Securities and the Guarantees thereof, acknowledges that, as more fully set forth in the Collateral Documents, the Collateral as now or hereafter constituted shall be held on a PARI PASSU basis for the benefit of all the senior secured creditors under the Collateral Documents, including, without limitation, the lenders under the Credit Agreement and that the lien of this Indenture and the Collateral Documents in respect of the Trustee and the Holders is subject to and qualified and limited in all respects by the Collateral Documents and actions that may be taken thereunder.

               As amongst the Holders of any Security and the Guarantees thereof to which this Article is applicable, the Collateral as now or hereafter constituted shall be held on a PARI PASSU basis for the benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Securities and the Guarantees thereof.

SECTION 11.02. OPINIONS.

               Promptly after the qualification of this Indenture under the TIA, the Company shall deliver the opinion(s) required by Section 314(b)(1) of the TIA. Subsequent to the execution and delivery of this Indenture, to the extent required by the TIA, the Company shall furnish to the Trustee on or before each anniversary of the date of qualification of this Indenture under the TIA, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to any filing, re-filing, recording or re-recording with respect to the Collateral as is necessary to maintain the Lien on the Collateral in favor of the Holders or (ii) in the opinion of such counsel, that no such action is necessary to maintain such Lien.

SECTION 11.03. RELEASE AND SUBSTITUTION OF COLLATERAL; AMENDMENT OF COLLATERAL
               DOCUMENTS.

               The parties hereto hereby agree and acknowledge that the Collateral may be released by the Collateral Agent at any time in accordance with the provisions of the Collateral Documents and, if applicable, the Credit Agreement or upon the termination of the Credit Agreement and, in any such case, the Collateral so released shall automatically be released as Collateral for the Securities and the Guarantees thereof without any action on the part of the Trustee or the Holders. When the obligations under the Credit Agreement have been paid in full, when the collateral under the Collateral Documents no longer secures the obligations under the Credit Agreement and upon election of the applicable grantors or pledgors, or when OI Inc. and OI Group achieve the investment grade ratings specified in the Credit Agreement and the Collateral Agent acknowledges such ratings, each of the Collateral Documents may be terminated and the Collateral securing the Securities and the Guarantees thereunder, released. The Collateral Documents provide that upon release of a Guarantee under this Indenture, the security interest in the assets of that Guarantor securing the Securities and the Guarantees of the Securities will be released simultaneously. Under the indemnification provisions contained in the Intercreditor Agreement, any pro rata payments due to the Collateral Agent from the Holders of the Securities will be deducted from their portion of the proceeds from the Collateral prior to the distribution of such proceeds. The amount of indebtedness secured under the Collateral Documents may be increased without the consent of the Trustee or the Holders of the Securities.

               For purposes of the TIA, the release of any Collateral from the terms of the Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof or affect the Lien of this Indenture or the Collateral Documents if and to the extent the Collateral is released pursuant to the terms of the Collateral Documents and, if applicable, the Credit Agreement or upon the termination of the Credit Agreement. The Trustee and each Holder of Securities and the Guarantees thereof to which this Article 11 is applicable acknowledge that a release of Collateral in accordance with the terms of the Collateral Documents and, if applicable, the Credit Agreement or upon the termination of the Credit Agreement, as the case may be, will not be deemed for any purpose to be an impairment of the security under this Indenture. To the extent applicable, the Company shall cause TIA
Section 314(d) relating to the release of property or securities from the Lien of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien of the Collateral Documents to be complied with.

               The fair value of Collateral released from the Liens of the Collateral Documents pursuant to the preceding paragraph shall not be considered in determining whether the aggregate fair value of Collateral released from the Liens of the Collateral Documents in any calendar year exceeds the 10% threshold specified in Section 314(d)(l) of the TIA. It is expressly understood that
Section 11.04 and this Section 11.03 relate only to the Company's obligations under the TIA and shall not restrict or otherwise affect the Company's and its Subsidiaries' rights or abilities to release Collateral pursuant to the terms of the Credit Agreement and the Collateral Documents or as otherwise permitted by the lenders under the Credit Agreement.

SECTION 11.04. CERTIFICATES OF THE COMPANY.

               The Company shall furnish to the Trustee prior to each proposed release of Collateral all documents required by TIA Section 314(d), if any. The Trustee may, to the extent permitted by Sections 7.01 and 7.02, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents. Promptly after the receipt of any such documents, the Trustee shall execute an appropriate instrument evidencing such release. Any certificate or opinion required by TIA Section 314(d), if applicable, may be made by an Officer of the Company except in cases where TIA
Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of TIA
Section 314(d).

SECTION 11.05. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE
               COLLATERAL DOCUMENTS.

               The Trustee shall be the Representative (as such term is defined in the Collateral Documents) on behalf of the Holders and shall act upon the written direction of the Holders with regard to all voting, consent and other rights granted to the Holders under the Collateral

Documents, if any. Subject to the provisions of the Collateral Documents and the Intercreditor Acknowledgment, the Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of its rights or any of the rights of the Holders under the Collateral Documents and (b) receive any and all amounts payable from the Collateral in respect of the obligations of the Company and the Guarantors hereunder. Subject to the provisions of the Collateral Documents and the Intercreditor Acknowledgment, the Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

SECTION 11.06. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE
               COLLATERAL DOCUMENTS.

               The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Collateral Documents.

                                   ARTICLE 12.

                                  MISCELLANEOUS

SECTION 12.01. INDENTURE SUBJECT TO TRUST INDENTURE ACT.

               This Indenture is subject to the provisions of the TIA that are required to be part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

SECTION 12.02. NOTICES.

               Any notice or communication is duly given if in writing and delivered in person or sent by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next-day delivery, addressed as follows:

               If to the Company:

                    Owens-Brockway Glass Container Inc.
                    One SeaGate
                    Toledo, Ohio  43666
                    Attention:  Treasurer
                    Telephone:  (419) 247-5000
                    Facsimile:  (419) 247-1218

               If to the Trustee:

                    U.S. Bank National Association
                    180 East Fifth Street
                    St. Paul, Minnesota  55101
                    Attention:  Corporate Trust Administration
                    Telephone:  (651) 244-8677
                    Facsimile:  (651) 244-0711

               The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

               All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.

               Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.

               If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

SECTION 12.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

               Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

               Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

        (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

        (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

               Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificate provided for in Section 4.04) shall include:

        (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

        (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

        (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

        (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; PROVIDED, HOWEVER, that with respect to matters of fact an Opinion of Counsel may rely on an officer's certificate or certificates of public officials.

SECTION 12.06. RULES BY TRUSTEE AND AGENTS.

               The Trustee as to Securities of any series may make reasonable rules for action by or at a meeting of Holders of Securities of that series. The Registrar and any Paying Agent or Authenticating Agent may make reasonable rules and set reasonable requirements for their functions.

SECTION 12.07. LEGAL HOLIDAYS.

               A "LEGAL HOLIDAY" is a Saturday, a Sunday or a day on which banking institutions in New York City, New York or Toledo, Ohio, are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08. NO RECOURSE AGAINST OTHERS.

               A past, present or future director, officer, employee, incorporator or stockholder, as such, of the Company or any Guarantor, if any, or any successor corporation shall not have any liability for any obligations of the Company or any Guarantor, if any, under any series of Securities, this Indenture or any Guarantee, if any, or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration of issuance of the Securities.

SECTION 12.09. COUNTERPARTS.

               This Indenture may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 12.10. GOVERNING LAW.

               This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 12.11. SEVERABILITY.

               In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12. EFFECT OF HEADINGS, TABLE OF CONTENTS, ETC.

               The Article and Section headings herein and the table of contents are for convenience only and shall not affect the construction hereof.

SECTION 12.13. SUCCESSORS AND ASSIGNS.

               All covenants and agreements of the Company in this Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.14. NO INTERPRETATION OF OTHER AGREEMENTS.

               This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                            [SIGNATURE PAGES FOLLOW]

               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and all as of the date first above written.

                                   OWENS-BROCKWAY GLASS CONTAINER INC.

                                   By:       /s/ JAMES W. BAEHREN
                                      ------------------------------------------
                                      Name:  James W. Baehren
                                      Title: Vice President

                                   On behalf of each entity named on the
                                   attached ANNEX A, in the capacity set forth for such entity on such ANNEX A

                                   By:       /s/ JAMES W. BAEHREN
                                      ------------------------------------------
                                      Name:  James W. Baehren

                                   U.S. BANK NATIONAL ASSOCIATION, as Trustee

                                   By:       /s/ FRANK P. LESLIE
                                      ------------------------------------------
                                      Name:  Frank P. Leslie
                                      Title: Vice President

                                                                         ANNEX A

                                                   TITLE OF OFFICER EXECUTING ON
                 NAME OF ENTITY                        BEHALF OF SUCH ENTITY

ACI America Holdings Inc.                           Vice President and Secretary

Anamed International, Inc.                          Vice President and Secretary

BriGam Medical, Inc.                                Vice President and Secretary

BriGam Ventures, Inc.                               Vice President and Secretary

BriGam, Inc.                                        Vice President and Secretary

Brockway Realty Corporation                         Vice President and Secretary

Brockway Research, Inc.                             Vice President and Secretary

Continental PET Technologies, Inc.                  Vice President and Secretary

MARC Industries, Inc.                               Vice President and Secretary

Martell Medical Products, Incorporated              Vice President and Secretary

NHW Auburn, LLC                                     Vice President and Secretary
                                                    of its sole member

OB Cal South Inc.                                   Vice President and Secretary

OI AID STS Inc.                                     Vice President and Secretary

OI Auburn Inc.                                      Vice President and Secretary

OI Australia Inc.                                   Vice President and Secretary

OI Brazil Closure Inc.                              Vice President and Secretary

OI California Containers Inc.                       Vice President and Secretary

OI Castalia STS Inc.                                Vice President and Secretary

OI Consol STS Inc.                                  Vice President and Secretary

OI Ecuador STS Inc.                                 Vice President and Secretary

OI Europe & Asia Inc.                               Vice President and Secretary

                                    ANNEX A-1

                                                   TITLE OF OFFICER EXECUTING ON
                 NAME OF ENTITY                        BEHALF OF SUCH ENTITY

OI General Finance Inc.                             Vice President and Secretary

OI General FTS Inc.                                 Vice President and Secretary

O-I Health Care Holding Corp.                       Vice President and Secretary

O-I Holding Company, Inc.                           Vice President and Secretary

OI Hungary Inc.                                     Vice President and Secretary

OI International Holdings Inc.                      Vice President and Secretary

OI Levis Park STS Inc.                              Vice President and Secretary

OI Medical Holdings Inc.                            Vice President and Secretary

OI Medical Inc.                                     Vice President and Secretary

OI Peru STS Inc.                                    Vice President and Secretary

OI Plastic Products FTS Inc.                        Vice President and Secretary

OI Poland Inc.                                      Vice President and Secretary

OI Puerto Rico STS Inc.                             Vice President and Secretary

OI Regioplast STS Inc.                              Vice President and Secretary

OI Venezuela Plastic Products Inc.                  Vice President and Secretary

OIB Produvisa Inc.                                  Vice President and Secretary

Overseas Finance Company                            Vice President and Secretary

Owens-BriGam Medical Company                        Vice President and Secretary
                                                    of each general partner

Owens-Brockway Glass Container                      Vice President and Secretary
Trading Company

Owens-Brockway Packaging, Inc.                      Vice President and Secretary

Owens-Brockway Plastic Products Inc.                Vice President and Secretary

Owens-Illinois Closure Inc.                         Vice President and Secretary

                                    ANNEX A-2

                                                   TITLE OF OFFICER EXECUTING ON
                 NAME OF ENTITY                        BEHALF OF SUCH ENTITY

Owens-Illinois General Inc.                         Vice President and Secretary

Owens-Illinois Group, Inc.                          Vice President, Director of
                                                    Finance and Secretary

Owens-Illinois Prescription Products Inc.           Vice President and Secretary

Owens-Illinois Specialty Products Puerto            Vice President and Secretary
Rico, Inc.

Product Design & Engineering, Inc.                  Vice President and Secretary

Seagate, Inc.                                       Vice President and Secretary

Seagate II, Inc.                                    Vice President and Secretary

Seagate III, Inc.                                   Vice President and Secretary

Specialty Packaging Licensing Company               Vice President and Secretary

Universal Materials, Inc.                           Vice President and Secretary

                                    ANNEX A-3

                                    EXHIBIT A
                         FORM OF CERTIFICATE OF TRANSFER

Owens-Brockway Glass Container Inc.
One SeaGate
Toledo, Ohio 43666

Attention:  Treasurer

                            Re: [Title of Security]

                            (CUSIP/ISIN __________)

               Reference is hereby made to the Indenture, dated as of January 24, 2002 (the "INDENTURE"), by and among Owens-Brockway Glass Container Inc., as issuer (the "COMPANY"), the Guarantors and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

               _______________ (the "TRANSFEROR") owns and proposes to transfer the Security[ies] or interest in such Security[ies] specified in Annex A hereto, in the principal amount of $______ in such Security[ies] or interests (the "TRANSFER"), to __________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A 144A GLOBAL SECURITY OR A DEFINITIVE SECURITY PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting, the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

2. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A REGULATION S GLOBAL SECURITY OR A DEFINITIVE SECURITY PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

3. / / CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE GLOBAL SECURITY OR A DEFINITIVE SECURITY PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

               (a) / / such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

               (b) / / such Transfer is being effected to the Company or a Subsidiary thereof;

                                       or

               (c) / / such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY OR AN UNRESTRICTED DEFINITIVE SECURITY.

               (a) / / CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

               (b) / / CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

               (c) / / CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

               This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        ----------------------------------------
                                        [Insert Name of Transferor]

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

Dated:
      ------------------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:
                                   [CHECK ONE]
     (a)  / /  a beneficial interest in the:
          (i)      / /   144A Global Security (CUSIP/ISIN ____), or
          (ii)     / /   Regulation S Global Security (CUSIP/ISIN ____), or
     (b)  / /  a Restricted Definitive Security.

2.   After the Transfer the Transferee will hold:
                                   [CHECK ONE]
     (a)  / /  a beneficial interest in the:
          (i)      / /   144A Global Security (CUSIP/ISIN ________), or
          (ii)     / /   Regulation S Global Security (CUSIP/ISIN ________), or
          (iii)    / /   Unrestricted Global Security (CUSIP/ISIN _______), or
     (b)  / /  a Restricted Definitive Security; or
     (c) / / an Unrestricted Definitive Security, in accordance with the terms of the Indenture.

                                    EXHIBIT B

                         FORM OF CERTIFICATE OF EXCHANGE

Owens-Brockway Glass Container Inc.
One SeaGate
Toledo, Ohio 43666

Attention:  Treasurer

                             Re: [Title of Security]

                             (CUSIP/ISIN __________)

               Reference is hereby made to the Indenture, dated as of January 24, 2002 (the "INDENTURE"), by and among Owens-Brockway Glass Container Inc., as issuer (the "COMPANY"), the Guarantors and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

               __________________ (the "OWNER") owns and proposes to exchange the Security[ies] or interest in such Security[ies] specified herein, in the principal amount of $__________ in such Security[ies] or interests (the "EXCHANGE"). In connection with the Exchange,, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL SECURITY FOR UNRESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL SECURITY

               (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               (b) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with the Owner's Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               (c) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO UNRESTRICTED DEFINITIVE SECURITY. In connection with the Owner's Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE SECURITIES FOR RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURITIES

               (a) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY. In connection with the Exchange of the Owner's Restricted Definitive Security for a beneficial interest in the [CHECK ONE] __144A Global Security, ___ Regulation S Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

               This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        ----------------------------------------
                                           [Insert Name of Owner]

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

Dated:
      ------------------------------

                                    EXHIBIT C

                                FORM OF GUARANTEE

               For value received, the undersigned (including any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of January 24, 2002, as such Indenture may be supplemented or amended (the "INDENTURE") by and among Owens-Brockway Glass Container Inc. (the "COMPANY"), the Guarantors listed on the signature pages thereto and U.S. Bank National Association, as Trustee ("TRUSTEE"), (a) the due and punctual payment of the Principal of and interest and Liquidated Damages on the Securities (as defined in the Indenture), whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue Principal and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. The obligations of the undersigned to the Holders of such Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee.

               The terms of the Indenture, including, without limitation,
Article 10 of the Indenture, are incorporated herein by reference. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise indicated.

                                        ----------------------------------------
                                        [Name of Guarantor]

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       C-1